Registration No. 333-137161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

GENESIS MICROCHIP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0584301 (I.R.S. Employer Identification Number)
2525 Augustine Drive Santa Clara, CA 95054
(Address of principal executive offices)

GENESIS MICROCHIP INC. 1997 EMPLOYEE STOCK OPTION PLAN
GENESIS MICROCHIP INC. 2000 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

_______________

Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, CA 95054
(408) 919-8400
(Name, address and telephone number of agent for service)

Explanatory Statement

On September 7, 2006, Genesis Microchip Inc. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-137161) (the “Registration Statement”) with the Securities and Exchange Commission registering the offer and sale of: 538,558 shares of common stock, $0.001 par value (“Shares”), under the Genesis Microchip Inc. 1997 Employee Stock Option Plan (the “ESOP”); and 1,256,635 Shares under the Genesis Microchip Inc. 2000 Non-statutory Stock Option Plan (the “NSOP”).  All offerings under the Registration Statement have been terminated and the Company is filing this Post-Effective Amendment No. 1 to remove from registration the following number of Shares that have not been sold:  all 538,558  Shares under the ESOP; and 956,982 Shares under the NSOP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 31, 2008.

GENESIS MICROCHIP INC.

By:	/s/ Elias Antoun
	Name:	Elias Antoun
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on January 31, 2008.

Signature	Title

/s/ Elias Antoun	Principal Executive Officer
Elias Antoun

Principal Financial Officer and
/s/ Rick Martig	Principal Accounting Officer
Rick Martig

Director
/s/ Archibald Malone
Archibald Malone

Director
/s/ Reza Kazerounian
Reza Kazerounian